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DOLLAR GENERAL COMMENTS ON MERGERMARKET.COM STORY

GOODLETTSVILLE, Tenn. – January 27, 2005 – Dollar General Corporation (NYSE: DG) today commented on an article published January 19, 2005 on Mergermarket.com that stated that Dollar General is seeking to acquire a chain of convenience stores or grocery stores during the next year. In fact, the Company has no current plans to make such an acquisition.

The Company undertakes no obligation to update the information contained in this press release.

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